Exhibit 1

FORM OF

RUGBY/HUTTIG

AGREEMENT REGARDING THE PURCHASE

AND SALE OF HUTTIG STOCK

THIS AGREEMENT (this “Agreement”), dated as of December 17, 2012, is made, executed and delivered by and between The Rugby Group Limited (formerly The Rugby Group PLC), a company registered in England and Wales under company number 206971 (“Rugby”), and Huttig Building Products, Inc., a Delaware corporation (“Huttig”), with respect to the purchase and sale of shares of the common stock, $0.01 par value per share (the “Stock”), of Huttig, and by which Rugby and Huttig, for good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged), hereby agree as follows:

1. Purchase and Sale. Contemporaneously with the execution and delivery of this Agreement, Rugby hereby sells, assigns and transfers to Huttig, and Huttig hereby purchases, accepts and acquires from Rugby, 1,000,000 shares of Stock (the “Shares”) in consideration of the payment by Huttig to Seller contemporaneously herewith of U.S.$1,100,000 by wire transfer of immediately available funds to Rugby’s designated account.

(a) Prior to the date hereof, Rugby has delivered to Sutherland Asbill & Brennan LLP ( “Escrow Agent”) a duly endorsed stock power, which upon delivery hereunder, transfers and assigns from Rugby to Huttig the Shares (the “Transfer Power”).

(b) Upon execution and delivery of this Agreement, Huttig is paying the Purchase Price by wire transfer of immediately available funds to the Escrow Agent’s client escrow account to be held and disbursed in accordance with the terms of this Agreement and that certain Escrow Agreement by and among Escrow Agent, Rugby and other parties thereto, in the form attached hereto as Exhibit A (the “Escrow Agreement”). Huttig has instructed and does hereby irrevocably instruct the Escrow Agent that upon its receipt of the Purchase Price from all Buyers (as defined in the Escrow Agreement), Escrow Agent shall (a) deliver the Transfer Power to Computershare, Huttig’s stock transfer agent, which shall constitute delivery of the Transfer Power to Huttig, and (b) disburse the Purchase Price to an account designated by Rugby.

(c) Each party hereto will do such things as may be reasonably requested by other party in order more effectively to consummate or document the transfer and sale of the Shares to Huttig.

(d) Notwithstanding the foregoing, Huttig understands that Rugby is, contemporaneously herewith, entering into an Agreement Regarding the Purchase and Sale of Huttig Stock (the “Other Purchase Agreement”) with the other parties thereto (who, together with Huttig, are the Buyers under the Escrow Agreement), and that unless all Buyers deliver payment for shares of Stock being respectively purchased by them hereunder and thereunder to the Escrow Agent within the time periods specified in the Escrow Agreement, Rugby may cancel the purchase and sale of Stock hereunder, or the escrow will automatically terminate, as provided in the Escrow Agreement. In the event of any such cancellation or termination, no party shall have any further rights or obligations hereunder.

2. Representations and Warranties of Rugby. Rugby hereby represents and warrants to Huttig as follows:

(a) Rugby has all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell Huttig the Shares hereunder and to carry out and perform Rugby’s obligations under the terms of this Agreement. This Agreement has been duly executed and delivered by Rugby and constitutes the valid and binding obligation of Rugby, enforceable against it in accordance with its terms.

(b) Rugby owns the Shares free and clear of any and all liens, pledges, security interests, encumbrances or option or other purchase rights.

(c) Rugby has not engaged any brokers, finders or agents and has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finder’s fee or agents’ commissions or any similar charges in connection with this Agreement and the transaction contemplated hereby.

3. No Other Representations or Warranties of Rugby. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THIS AGREEMENT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 2, RUGBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR NON-STATUTORY OR OTHERWISE WHATSOEVER, AS TO THE SHARES, OR AS TO HUTTIG OR HUTTIG’S BUSINESS, ASSETS, LIABILITIES, OBLIGATIONS, FINANCIAL CONDITION AND PROSPECTS AND OTHERWISE WHATSOEVER, INCLUDING IN THIS EXCLUSION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OPERABILITY, CAPACITY AND CONDITION. HUTTIG ACKNOWLEDGES AND AGREES THAT EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 2,ITS ACQUISITION OF THE SHARES IS ON AN “AS IS”, “WHERE IS” AND “WITH ALL FAULTS” BASIS.

4. Representations and Warranties of Huttig. Huttig represents and warrants to Rugby as follows:

(a) Huttig has the power and authority to execute and deliver this Agreement, to purchase the Shares as contemplated hereby and to carry out and perform its obligations hereunder. This Agreement has been duly executed and delivered by Huttig and constitutes the valid and binding obligation of Huttig, enforceable against it in accordance with its terms.

(b) Huttig is the issuer of the Shares.

(c) Huttig has undertaken such investigation of the transactions contemplated by this Agreement as Huttig has determined to be necessary and, in making its determination to proceed with the transactions contemplated by this Agreement, the Huttig has relied (i) on the results of its own independent investigation and (ii) except for the representations set forth in Section 2, not on any representations, warranties or other statements (however characterized) or other information whatsoever from Rugby, any person acting on behalf of Rugby or any of its affiliates (excluding Huttig, if it is otherwise considered Rugby’s affiliate) regarding the Shares, Huttig, its business, assets, liabilities, obligations, financial condition or prospects.

(d) No authorization, consent or approval of, or filing with, any public body or authority or any other person becomes necessary for the consummation of the transactions contemplated in this Agreement by Huttig. The execution, delivery and performance of this Agreement by Huttig will not violate, result in the breach of or constitute a default under any contract or other agreement to which Huttig is bound.

5. Miscellaneous Provisions.

(a) Effective Date. This Agreement, and the transfer contemplated hereby, is effective as of the date of this Agreement.

(b) Assignment; Successors in Interest. This Agreement is not transferable or assignable by Huttig. This Agreement shall be binding upon the parties and their successors and assigns and shall inure to the benefit of the parties and their permitted successors and assigns. Upon a successor or assign of a party, then references to such party shall also be a reference to such successor or assign.

(c) Rules of Construction. For purposes of this Agreement: (i) “including” and any other words or phrases of inclusion will not be construed as terms of limitation, so that references to “included” matters will be regarded as non-exclusive, non-characterizing illustrations; (ii) “will” has the same meaning as “shall” and thus means an obligation and an imperative and not a futurity; (iii) titles and captions of or in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions; and (iv) whenever the context requires, the singular includes the plural and the plural includes the singular, and the gender of any pronoun includes the other genders.

(d) Controlling Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York (except the laws of that state that would render such choice of laws ineffective).

(e) Entire Agreement. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersedes all other prior or contemporaneous representations, warranties, agreements, or understandings between the parties hereto which representations, warranties, agreements, understandings or letters of intent shall be of no force or effect for any purpose. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by each party hereto or their respective successors in interest.

(f) Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile or other electronic delivery, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement.

[signatures are on next page]

DULY EXECUTED and delivered by the parties to this Agreement as of the date first written above.

Rugby:	THE RUGBY GROUP LIMITED

By:
Name:
Title:

Huttig:	HUTTIG BUILDING PRODUCTS, INC.

By:
Name:
Title:

*     *     *     *     *

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